Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the audited and unaudited historical financial information of Shutterfly, Inc. (“Shutterfly” or the “Company”) and Lifetouch Inc. (“Lifetouch”) as adjusted to give effect to the following transaction (the “Transaction”):

The Transaction and Debt Financing. On January 30, 2018, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Lifetouch and Lifetouch Inc. Employee Stock Ownership Trust (the “Seller”). On April 2, 2018 (the “Transaction Date”), pursuant to the Purchase Agreement, the Company completed the acquisition of 100% of the issued and outstanding shares of common stock of Lifetouch from the Seller. Under the terms of the Purchase Agreement, the consideration for the acquisition consisted of an all-cash purchase price of $825.0 million subject to certain adjustments based on a determination of closing net working capital, transaction expenses, cash and indebtedness.

The Company financed the all-cash purchase price with an incremental $825.0 million term loan issuance pursuant to an amendment of the Company’s existing credit agreement with Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, which closed simultaneous with the acquisition. Pursuant to the amended agreement, the lenders thereunder provided a secured incremental term loan facility in an aggregate principal amount of $825.0 million on the terms and conditions set forth in the Original Form 8-K filed on April 2, 2018.

A related escrow agreement entered into at the closing of the Transaction established an escrow amount of $10.0 million in respect of any post-closing adjustments to the purchase price that are determined to be owed to Shutterfly, and an indemnity escrow amount of $8.0 million to satisfy indemnity claims by Shutterfly. The Purchase Agreement also provides that the parties will indemnify one another for certain liabilities arising under the Purchase Agreement, subject to various limitations, including, among other things, deductibles, caps and time limitations. Shutterfly also obtained representation and warranty insurance (the “RWI Policy”) that provides coverage for certain breaches of, and inaccuracies in, representations and warranties made by Lifetouch and Seller in the Purchase Agreement, subject to exclusions, deductibles, and other terms and conditions.

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it occurred on December 31, 2017, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is presented as if the Transaction occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet was derived from Shutterfly’s audited consolidated balance sheet and Lifetouch’s unaudited condensed consolidated balance sheet as of December 31, 2017.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2017

(in thousands)

	Historical	Reclassified							Consolidated
		Note 2(b)
	Shutterfly, Inc.	Lifetouch Inc.	Financing Adjustments			Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$489,894	$85,194	$806,775	5	(a)	$(983,628)	5	(a)	$398,235
Short-term investments	178,021	44,623	—			—			222,644
Accounts receivable, net	82,317	17,726	—			—			100,043
Inventories	11,019	9,949	—			13,351	5	(b)	34,319
Prepaid expenses and other current assets	41,383	38,686	—			—			80,069

Total current assets	802,634	196,178	806,775			(970,277)			835,310
Long-term assets:
Long-term investments	9,242	86,859	—			—			96,101
Property and equipment, net	266,860	153,994	—			11,869	5	(c)	432,723
Intangible assets, net	29,671	9,403	—			299,097	5	(d)	338,171
Goodwill	408,975	170,850	—			209,261	5	(e)	789,086
Other assets	17,418	6,476	—			—			23,894

Total assets	$1,534,800	$623,760	$806,775			$(450,050)			$2,515,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$297,054	$4,575	$3,146	5	(a)	$—			$304,775
Accounts payable	91,473	8,717	—			—			100,190
Accrued liabilities	159,248	97,066	—			23,894	5	(f), 5(g)	280,208
Deferred revenue, current portion	24,649	26,734	—			(14,394)	5	(h)	36,989

Total current liabilities	572,424	137,092	3,146			9,500			722,162
Long-term liabilities:
Long-term debt	292,457	7,254	803,629	5	(a)	—			1,103,340
Other liabilities	119,195	28,800	—			2,268	5	(i)	150,263

Total liabilities	984,076	173,146	806,775			11,768			1,975,765
Commitments and contingencies
Stockholders’ equity:
Common stock	3	584	—			(584)	5	(j)	3
Additional paid-in capital	996,301	130,984	—			(130,984)	5	(j)	996,301
Accumulated other comprehensive income (loss)	1,778	(34,098)	—			34,098	5	(j)	1,778
Retained earnings (accumulated deficit)	(447,358)	353,144	—			(364,348)	5	(j)	(458,562)

Total stockholders’ equity	550,724	450,614	—			(461,818)			539,520

Total liabilities and stockholders’ equity	$1,534,800	$623,760	$806,775			$(450,050)			$2,515,285

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except for per share data)

	Historical	Reclassified							Consolidated
		Note 2(b)
	Shutterfly, Inc.	Lifetouch Inc.	Financing Adjustments			Pro Forma Adjustments			Pro Forma Combined
Revenues:
Net revenues	$1,190,202	$950,769	$—			$—			$2,140,971
Cost of net revenues	619,650	377,630	—			(1,525)	6	(a), 6(b)	995,755
Restructuring	1,475	—	—						1,475

Gross profit	569,077	573,139	—			1,525			1,143,741
Operating expenses:
Technology and development	168,383	31,349	—			3,936	6	(b)	203,668
Sales and marketing	197,708	374,603	—			23,026	6	(a), 6(b)	595,337
General and administrative	117,797	147,541	—			(8,381)	6	(a), 6(c)	256,957
Capital lease termination	8,098	—	—			—			8,098
Restructuring	15,491	12,219	—			—			27,710

Total operating expenses	507,477	565,712	—			18,581			1,091,770

Income from operations	61,600	7,427				(17,056)			51,971
Interest expense	(27,836)	(592)	(38,183)	6	(d)	—			(66,611)
Interest and other income, net	1,481	2,737	—			—			4,218

Income (loss) before income taxes	35,245	9,572	(38,183)			(17,056)			(10,422)
(Provision for) benefit from income taxes	(5,160)	1,607	14,204	6	(e)	21,175	6	(e)	31,826

Net income (loss)	$30,085	$11,179	$(23,979)			$4,119			$21,404

Net income per share:
Basis	$0.91								$0.65
Diluted	$0.88								$0.63
Weighted-average shares outstanding:
Basic	33,113								33,113
Diluted	34,106								34,106

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial information has been prepared using Shutterfly’s and Lifetouch’s historical consolidated financial information and presents the pro forma effects of the Transaction and certain adjustments described herein in accordance with Article 11 of Regulation S-X. The historical financial information of Shutterfly and Lifetouch has been prepared in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 gives effect to the Transaction as if it occurred on December 31, 2017, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is presented as if the Transaction occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet was derived from Shutterfly’s audited consolidated balance sheet and Lifetouch’s unaudited condensed consolidated balance sheet as of December 31, 2017. As Lifetouch had a June 30 fiscal year end, the historical consolidated statement of operations was reclassified to be presented in accordance with Shutterfly’s December 31 fiscal year end. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was derived from Shutterfly’s audited and Lifetouch’s unaudited consolidated statements of operations for the year ended December 31, 2017. Lifetouch’s reclassified “unaudited” statement of operations for the year ended December 31, 2017 was derived by adding the “audited” consolidated statement of operations for the year ended June 30, 2017 and the “unaudited” consolidated statement of operations for the six months ended December 31, 2017 and subtracting the “unaudited” consolidated statement of operations for the six months ended December 31, 2016. Certain reclassification adjustments have been made to the Lifetouch financial statements to conform to the Shutterfly financial statement presentation.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, (ASC 805) with Shutterfly deemed as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other analyses are finalized. The differences between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transaction, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma condensed combined statement of operations excludes non-recurring items directly related to the Transaction.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information does not include any realization of cost savings from operating efficiencies, revenue synergies or restructuring costs expected to result from the Transaction.

This unaudited pro forma condensed combined financial information should be read in conjunction with Shutterfly’s and Lifetouch’s financial statements noted below:

•	the separate historical audited consolidated financial statements of Shutterfly as of and for the year ended December 31, 2017 included in Shutterfly’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2018;

•	the separate historical audited consolidated financial statements of Lifetouch as of and for the years ended June 30, 2017, 2016 and 2015 included in Exhibit 99.3 to Shutterfly’s Current Report on Form 8-K filed with the SEC on April 2, 2018; and

•	the separate historical unaudited condensed consolidated financial statements of Lifetouch as of and for the six month periods ended December 31, 2017 and 2016 included in Exhibit 99.4 to Shutterfly’s Current Report on Form 8-K filed with the SEC on April 2, 2018.

This unaudited pro forma condensed combined financial information should also be read in conjunction with the Purchase Agreement filed as Exhibit 2.1 to Shutterfly’s Current Report on Form 8-K filed with the SEC on January 30, 2018.

2.	ADJUSTMENTS TO LIFETOUCH’S HISTORICAL FINANCIAL STATEMENTS

The financial statements below illustrate the impact of the reclassification of Lifetouch historical accounting presentations to Shutterfly accounting presentations.

LIFETOUCH INC. RECLASSIFIED UNAUDITED BALANCE SHEET

AS OF DECEMBER 31, 2017

Unaudited

(in thousands)

	Historical Lifetouch Inc.	Reclassifications Note 2(b)	Reclassified Lifetouch Inc.
ASSETS
Current assets:
Cash and cash equivalents	$85,194	$—	$85,194
Restricted investments	19,307	(19,307)	—
Short-term investments	44,623	—	44,623
Accounts receivable, net	17,726	—	17,726
Inventories	7,770	2,179	9,949
Deferred costs of unsold products	2,179	(2,179)	—
Prepaid expenses and other current assets	19,379	19,307	38,686

Total current assets	196,178	—	196,178
Long-term assets:
Long-term investments	86,859	—	86,859
Property and equipment, net	153,994	—	153,994
Intangible assets, net	9,403	—	9,403
Goodwill	170,850	—	170,850
Other assets	—	6,476	6,476
Deposits and other	6,476	(6,476)	—

Total assets	$623,760	$—	$623,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,385	$(4,810)	$4,575
Accounts payable	16,935	(8,218)	8,717
Customer deposits	26,734	(26,734)	—
Accrued salaries and commissions	32,126	(32,126)	—
Accrued liabilities	49,775	47,291	97,066
Deferred revenue, current portion	—	26,734	26,734
Income taxes payable	2,137	(2,137)	—

Total current liabilities	137,092	—	137,092
Long-term liabilities:
Long-term debt	7,539	(285)	7,254
Deferred income taxes	3,678	(3,678)	—
Deferred obligations	7,038	(7,038)	—
Other liabilities	17,799	11,001	28,800

Total liabilities	173,146	—	173,146

Commitments and contingencies
Stockholders’ equity:
Common stock	584	—	584
Additional paid-in capital	130,984	—	130,984
Accumulated other comprehensive loss	(5,311)	(28,787)	(34,098)
Retained earnings	353,144	—	353,144
Unearned ESOP compensation	(28,787)	28,787	—

Total stockholders’ equity	450,614	—	450,614

Total liabilities and stockholders’ equity	$623,760	$—	$623,760

LIFETOUCH INC. RECLASSIFIED UNAUDITED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

Unaudited

(In thousands)

	Historical Lifetouch Inc. Note 2(a)	Reclassifications Note 2(b)			Reclassified Lifetouch Inc.
Revenues:
Net revenues	$950,769	$—			$950,769
Cost of net revenues	—	377,630	2	(c)	377,630

Gross profit					573,139

Operating expenses:
Technology and development	7,813	23,536			31,349
Sales and marketing	577,819	(203,216)			374,603
General and administrative	80,297	67,244			147,541
Restructuring	—	12,219			12,219
Materials, labor and processing	179,768	(179,768)			—
Amortization of intangible assets	4,509	(4,509)			—
Restructuring and acquisition-related costs	20,136	(20,136)			—

Total operating expenses					565,712

Operating income before contributions	80,427	(73,000)			7,427
Contributions to ESOP	(72,638)	72,638			—

Income from operations	7,789	(362)			7,427
Other income (expenses):
Investment income	2,740	(2,740)			—
Interest expense	(592)	—			(592)
Interest and other income, net	(365)	3,102			2,737

Income before income taxes	9,572	—			9,572
Benefit from income taxes	1,607	—			1,607

Net income	$11,179	$—			$11,179

(a)	The recalculated statement of operations was derived by adding audited consolidated statement of operations for the year ended June 30, 2017 and unaudited consolidated statement of operations for the six months ended December 31, 2017 and subtracting unaudited consolidated statement of operations for the six months ended December 31, 2016.
(b)	The classification of certain items presented by Lifetouch have been modified in order to align with the presentation used by Shutterfly. Specifically, the statement of operations has been modified to present costs on a functional basis rather than a single line item for operating expenses, in addition to other classification changes.
(c)	The amount reported in the materials, labor and processing line item in the Lifetouch historical statement of operations was reclassified to the cost of net revenues line item. The remaining reclassifications primarily relate to salaries and benefits for photographers and depreciation on camera equipment which was primarily presented in the sales and marketing line item in the Lifetouch historical statement of operations.

3.	PRELIMINARY PURCHASE CONSIDERATION

The total estimated preliminary purchase consideration as of April 2, 2018 is as follows (in millions):

Cash consideration at closing	$825,000

Less: closing indebtedness	(27,785)
Less: net working capital adjustment	(14,482)
Less: transaction adjustments	(17,431)
Add: closing cash	218,326

Purchase price adjustments	158,628

Total estimated purchase consideration	$983,628

The foregoing description in this footnote of certain terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 30, 2018.

4.	PRELIMINARY PURCHASE PRICE ALLOCATION

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Lifetouch are recorded at the acquisition date fair values. The amounts are preliminary and based on estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transaction. The allocation is dependent upon certain valuation and other analyses that have not yet been finalized. Accordingly, the pro forma purchase price allocation is considered provisional and is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following table sets forth the preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Lifetouch based on Lifetouch’s December 31, 2017 unaudited condensed combined balance sheet, with the excess recorded as goodwill. Such goodwill is deductible for income tax purposes due to bilateral tax election made to treat the Transaction as a deemed asset purchase and represents the assembled workforce of Lifetouch and the value of future acquisition of customers.

(Dollars in thousands)
Cash and cash equivalents	$85,194
Short-term investments	44,623
Accounts receivable, net	17,726
Inventories	23,300
Prepaid expenses and other current assets	38,686
Long-term investments	86,859
Property and equipment, net	165,863
Intangible assets, net	308,500
Other assets	6,476

Total assets	777,227

Current portion of long-term debt	4,575
Accounts payable	8,717
Accrued liabilities	109,756
Deferred revenue, current portion	12,340
Long-term debt	7,254
Other liabilities	31,068

Total liabilities	173,710

Net assets acquired (a)	603,517

Estimated purchase consideration (b)	983,628

Estimated goodwill (b) — (a)	$380,111

5.	NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a)	This adjustment represents the $825.0 million principal amount of the term loan incurred to finance the Transaction of Lifetouch net of $18.2 million of debt issuance costs. $3.1 million was recorded as current portion of long-term debt and $803.6 million was recorded as long-term debt. The decrease of $983.6 million in cash reflects the cash purchase price of $825.0 million plus the additional purchase price consideration of $158.6 million consisting of closing cash of $218.3 million net of closing indebtedness of $27.8 million, transaction expenses of $17.4 million and net working capital of $14.5 million.

(b)	This adjustment represents the estimated adjustment to step up Lifetouch’s inventory to a fair value of $23.3 million, an increase of $13.4 million from the carrying value. The fair value calculation is preliminary and subject to change. This increase is not reflected in the unaudited pro forma condensed combined statements of operations as it does not have a continuing impact.

(c)	Reflects the net adjustment of property and equipment acquired by the Company to their estimated fair values. The following table summarizes the estimated fair values of Lifetouch’s identifiable tangible assets and their estimated remaining useful lives of the assets. The Company uses the straight-line method of depreciation.

	Approximate Fair Value (dollars in thousands)	Estimated Useful Life (in years)
Land	$18,100	N/A
Building and improvements	56,000	27	*
Equipment, furniture and fixtures	85,604	5
Construction in progress	6,159	N/A

Fair value of property and equipment	165,863

Historical property and equipment	(153,994)

Pro forma adjustment	$11,869

*	Weighted average of remaining useful life of building and site improvements based on building and site cost, excluding land cost

(d)	Reflects the net adjustment of intangible assets acquired by the Company. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly fashion between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. Since all information required to perform a detailed valuation analysis of Lifetouch’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transaction data for the industry. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will be based upon the use of the straight-line method. Therefore, the amount of amortization following the Transaction may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset and liability. The following table summarizes the estimated fair values of Lifetouch’s identifiable intangible assets and their estimated useful lives:

Intangible Assets	Approximate Fair Value (dollars in thousands)	Estimated Useful Life (in years)
Customer contracts and related relationships	$189,400	2-10
Trade names / trademarks / domain name	57,600	5
Developed technology	61,100	5
Favorable/unfavorable leases	400	7

	308,500

Historical Intangible Asset	(9,403)

Pro Forma Adjustment	$299,097

(e)	Reflects the elimination of historical goodwill of $170.9 million and recognition of new goodwill resulting from the Transaction of $380.1 million.

(f)	This represents the adjustment for estimated transaction costs not yet accrued on the balance sheet of $11.2 million and $10.2 million for Shutterfly and Lifetouch, respectively.

(g)	Adjustment to reflect additional estimated state income tax liability of $2.5 million on the pre-Transaction entity-level state taxes in connection with a bilateral tax election made to treat the U.S. acquisition as a deemed asset purchase.

(h)	This adjustment represents the decrease in deferred revenue to fair value of $12.3 million, a reduction of $14.4 million from the carrying value. The calculation of fair value is preliminary and subject to change. This decrease is not reflected in the unaudited pro forma condensed combined statements of operations as it does not have a continuing impact.

(i)	Adjustment to record a $2.3 million deferred tax liability related to intellectual property allocated to Canada at a 27.0% statutory tax rate.

(j)	These adjustments represent the elimination of Lifetouch’s historical shareholder’s equity and the recognition of Shutterfly’s transaction costs of $11.2 million.

6.	NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(a)	Represents the elimination of historical depreciation expense of $35.9 million ($20.3 million allocated to cost of net revenue, $8.0 million to sales and marketing, and $7.6 million to general and administrative expenses, respectively) and recognition of $19.2 million of new depreciation expense ($10.9 million allocated to cost of net revenue, $4.3 million to sales and marketing, and $4.0 million to general and administrative expenses, respectively). Depreciation is based on the fair value of property and equipment and estimated remaining useful lives of the assets.

(b)	Reflects the elimination of the historical amortization expense of $4.5 million and recognition of $7.9 million, $3.9 million, and $31.3 million new amortization expense allocated among cost of net revenues, technology and development, and sales and marketing expenses, respectively. Amortization expense is based on the fair value of intangible assets and estimated useful lives of the assets.

(c)	Reflects the reversal of $2.1 million and $2.8 million of Shutterfly’s and Lifetouch’s actual incurred transaction costs, respectively, for the year ended December 31, 2017.

(d)	The increase of $38.2 million in interest expense resulted from interest on the new debt to finance the Transaction. The incremental term loan bears interest at LIBOR, subject to a floor of 0.0%, plus an applicable margin of 275 basis points and matures on August 17, 2024. A sensitivity analysis on interest expense for the year ended December 31, 2017 has been performed for the $825.0 million term loan to assess the effect that a change of 12.5 basis points of the hypothetical interest rates would have on the debt financing. The following table shows the change in interest expense for the debt financing (in thousands):

Interest expense assuming	Twelve month ended December 31, 2017
Increase of 0.125%	$1,020
Decrease of 0.125%	$(1,020)

(e)	A blended statutory tax rate of 37.2% and 27.0% for the United States and Canada, respectively, for the year ended December 31, 2017, has been assumed for the pro forma adjustments. The blended statutory tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition, repatriation decisions, cash needs, the geographical mix of income and changes in tax law. Lifetouch operated as an S Corporation for income tax purposes prior to the Transaction and as such, the pro forma adjustments related to the pre-Transaction period do not reflect tax effects because its pre-Transaction income and expenses flowed through directly to its shareholders and thus were not subject to entity-level tax with the exception of certain state income taxes. In addition, U.S. tax reform was enacted on December 22, 2017, and the Company’s adjustments may have a material impact during the one-year measurement period under SAB 118.